Exhibit 4.1
     This Security is in global form within the meaning of the Senior Debt Securities Indenture hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (“DTC”), or a nominee of DTC, which may be treated by the Issuer, the Guarantor, the Trustee and any agent thereof as owner and holder of this Security for all purposes.
     Unless this certificate is presented by an authorized representative of DTC to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
     Unless and until it is exchanged in whole or in part for Securities in definitive form in the limited circumstances referred to in the Senior Debt Securities Indenture, this global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

Registered No. [ ]	Principal Amount: $[ ]
CUSIP: [ ] ISIN: [ ]
ABBEY NATIONAL TREASURY SERVICES PLC
[     ]% Notes due [     ]
Fully, Unconditionally and Irrevocably Guaranteed by
SANTANDER UK PLC
     Abbey National Treasury Services plc, a public limited company incorporated in England and Wales (hereinafter called the “Issuer,” which term shall include any successor entity under the Senior Debt Securities Indenture), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, upon presentation, the principal sum of [     ] ($[     ]) on [     ] (the “Maturity Date”) and to pay interest thereon from [     ], or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on [     ] and [     ] in each year, and on the Maturity Date (each, an “Interest Payment Date”), commencing on [     ], at the rate of [     ]% per annum, until the entire principal hereof is paid or made available for payment.
     The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Senior Debt Securities Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) preceding the related Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of Defaulted Interest to be fixed by the Issuer, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Senior Debt Securities Indenture.
     Payment of the principal of and interest on and any Additional Amounts in respect of this global Security will be paid to DTC for the purpose of permitting DTC to credit the principal and interest received by it in respect of this global Security to the accounts of the beneficial owners thereof; provided, however, that if this Security is not a global Security, payment of the principal of, interest on and Additional Amounts, if any, in respect of this Security will be made at the office or agency of the Trustee in The City of New York, or elsewhere as provided in the Senior Debt Securities Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; and provided, further, that at the option of the Issuer payment of interest may be made by (a) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (b) transfer to an account of the Person entitled thereto located inside the United States.
     If an Interest Payment Date or redemption, or the Maturity Date, as the case may be, would fall on a day that is not a Business Day, then the Interest Payment Date or redemption date, or the Maturity Date, as the case may be, will be postponed to the next succeeding Business Day, but no additional interest shall be paid unless the Issuer fails to make payment on such next succeeding Business Day.
     A “Business Day” is any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.
     Additional provisions of this Security are set forth following the signature page hereof, which provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Senior Debt Securities Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed this [     ]th day of [     ].

ABBEY NATIONAL TREASURY SERVICES PLC
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Senior Debt Securities of the series designated herein referred to in the within-mentioned Senior Debt Securities Indenture.
Dated:
THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

GUARANTEE
OF
SANTANDER UK PLC
     For value received, Santander UK plc, a public limited company incorporated under the laws of England and Wales (the “Guarantor,” which term includes any Person as a successor Guarantor under the Senior Debt Securities Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to such Security, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Security and of the Senior Debt Securities Indenture. In case of the failure of Abbey National Treasury Services plc, a public limited company incorporated in England and Wales (the “Issuer,” which term shall include any successor entity under the Senior Debt Securities Indenture), to punctually pay any such principal, premium, interest or Additional Amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer.
     The indebtedness evidenced by this Guarantee is ranked equally and pari passu with all other unsecured and unsubordinated indebtedness of the Guarantor.
     All payments of principal of and premium, if any, interest and any other amounts on, or in respect of, such Security shall be made by the Guarantor without withholding or deduction at source for, or on account of, any present or future income, stamp and other Taxes now or hereinafter imposed or levied, collected, withheld or assessed by or on behalf of the United Kingdom, or the jurisdiction of residence or incorporation of the Guarantor, or any political subdivision or taxing authority thereof or therein (the “Guarantor Taxing Jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by law. If a withholding or deduction at source is required, the Guarantor shall, subject to the same limitations and exceptions set forth in the Senior Debt Securities Indenture, pay to the Holder of such Senior Debt Security such Additional Amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in such Security and the Senior Debt Securities Indenture to be then due and payable.
     The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Senior Debt Securities Indenture, any failure to enforce the provisions of such Security or the Senior Debt Securities Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and any Additional Amounts with respect to, the Senior Debt Securities and the complete performance of all other obligations contained in such Security. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in the Senior Debt Securities Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.
     This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on such Security, in whole or in part, is rescinded or must otherwise be restored to the Issuer or the Guarantor upon the bankruptcy, liquidation or reorganization of the Issuer or otherwise.
     The Guarantor shall be subrogated to all rights of the Holder of such Security against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any Additional Amounts with respect to, such Security shall have been paid in full.
     As a separate and alternative stipulation, the Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the Issuer under the Senior Debt Securities Indenture or such Security but which is for any reason (whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Holder of such Security) not recoverable from the Guarantor on the basis of a Guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand. This indemnity constitutes a separate and independent obligation from the other obligations in the Senior Debt Securities Indenture, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by the Trustee or any Holder of such Security.
     The Guarantor may, without the consent of the Holders, assume all of the rights and obligations of the Issuer under the Senior Debt Securities Indenture with respect to such Security and under such Security if, after giving effect to such assumption, no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Issuer and the Issuer shall be released from its liabilities under the Senior Debt Securities Indenture and under such Security as obligor on such Security. The Guarantor shall assume all of the rights and obligations of the Issuer under the Senior Debt Securities Indenture with respect to such Security and under such Security if, upon a default by the Issuer in the due and punctual payment of the principal, premium, if any, or interest on such Security, the Guarantor is prevented by any court order or judicial proceeding from fulfilling its obligations under Section 12.01 of the Senior Debt Securities Indenture with respect to such Security. Such assumption shall result in such Security becoming the direct obligations of the Guarantor and shall be effected without the consent of the Holders of such Security. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Issuer, and the Issuer shall be released from its liabilities hereunder and under such Security as obligor on such Security.
     No reference herein to such Senior Debt Securities Indenture and no provision of such Senior Debt Securities Indenture shall alter or impair the guarantees of the Guarantor, which are absolute and unconditional, of the due and punctual payment of the principal of, interest on and Additional Amounts payable in respect of the Security upon which this Guarantee is endorsed.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been executed by manual or facsimile signature by or on behalf of the Trustee under such Senior Debt Securities Indenture.
     All terms used in this Guarantee that are defined in such Senior Debt Securities Indenture shall have the meanings assigned to them in such Senior Debt Securities Indenture.
     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.
     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed this [     ]th day of [     ].

SANTANDER UK PLC, as the Guarantor
By:
Name:
Title:

[     ]% Notes due [     ]
     This Security is one or all of a duly authorized issue of securities of the Issuer (herein called the “Securities”), initially limited in aggregate principal amount to $[     ], issued and to be issued in one or more series under an Indenture, dated as of April 27, 2011 (herein called the “Senior Debt Securities Indenture”), among the Issuer, Santander UK plc, as Guarantor (the “Guarantor”) and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Senior Debt Securities Indenture), to which Senior Debt Securities Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one or all of the series designated as the “[     ]% Notes due [     ].”
     As provided in and subject to the provisions of the Senior Debt Securities Indenture, the Issuer and, if applicable, the Guarantor will have the option to redeem the Securities in whole on any Interest Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of the Securities to the date fixed for redemption (or, in the case of Original Issue Discount Securities, the accreted face amount thereof, together with accrued interest, if any), if, at any time, the Issuer (or, if applicable, the Guarantor) shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or, based upon a written legal opinion of independent United Kingdom counsel of recognized standing as set forth in the Senior Debt Securities Indenture, any change in the official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after a date included in the terms of such Securities:
     (a) in making payment under the Securities in respect of principal or premium, if any, or interest, if any, it (or the Guarantor, if applicable) has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;
     (b) any payment of Interest on an Interest Payment Date in respect of the Securities has been treated as a “distribution”, or the payment of interest on the next Interest Payment Date in respect of any of the Securities would be treated as a “distribution,” in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or
     (c) on an Interest Payment Date the Issuer (or the Guarantor, if applicable) was not entitled, or on the next Interest Payment Date the Issuer (or the Guarantor, if applicable) would not be entitled, to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Issuer would be materially reduced).
     In the event of a redemption as described in the paragraphs above, notice of such redemption to the Holders of Securities of any series to be redeemed in whole but not in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the Security Register of the Issuer.
     The Senior Debt Securities Indenture contains provisions for satisfaction and discharge of the Senior Debt Securities Indenture applicable to the Issuer and the Guarantor, in each case, upon compliance by the Issuer and the Guarantor with certain conditions set forth in the Senior Debt Securities Indenture, which provisions apply to this Security.
     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Senior Debt Securities Indenture.
     As provided in and subject to the provisions of the Senior Debt Securities Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Senior Debt Securities Indenture or for the appointment of an administrator, receiver or trustee or for any other remedy thereunder, unless such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such Security specifying such Event of Default and stating that such notice is a “Notice of Default” under the Senior Debt Securities Indenture; the Holders of not less than 25% in aggregate principal amount of such Security shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name, as Trustee hereunder; such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of such Security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.
     The Senior Debt Securities Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities under the Senior Debt Securities Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities affected by such amendment. The Senior Debt Securities Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time outstanding, on behalf of the Holders of all Securities, to waive compliance by the Issuer or the Guarantor, or both, with certain provisions of the Senior Debt Securities Indenture and certain past defaults under the Senior Debt Securities Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Senior Debt Securities Indenture and no provision of this Security or of the Senior Debt Securities Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     The Issuer may, from time to time, without the consent of the Holders of the Security, issue additional Securities of this series, guaranteed by the Guarantor, having the same ranking and same interest rate, Stated Maturity, redemption terms and other terms, except for the price to the public and issue date and first Interest Payment Date, as this Security; provided, however, that such additional Securities must be either treated as part of the same issue of debt instruments for U.S. federal income tax purposes or be issued with an issue price that is no less than the adjusted issue price of this Security at the time of issuance of such additional Securities for U.S. federal income tax purposes. Any such additional Securities, together with this Security, will constitute a single series of Senior Debt Securities under the Senior Debt Securities Indenture.
     As provided in the Senior Debt Securities Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Senior Debt Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place of payment where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Senior Debt Security Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations containing identical terms and provisions, of a like aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Senior Debt Securities Indenture and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but, subject to certain exceptions set forth in the Senior Debt Securities Indenture, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Issuer, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.
     The obligations of the Issuer and the Guarantor under the Senior Debt Securities Indenture and this Security and all documents delivered in the name of the Issuer or the Guarantor, as the case may be, in connection herewith and therewith do not and shall not constitute personal obligations of the directors, officers, employees, agents or shareholders of the Issuer or the Guarantor or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of the Issuer and the Guarantor for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such directors, officers, employees, agents or shareholders of the Issuer or the Guarantor or any of them or any of their personal assets for such satisfaction. The performance of the obligations of the Issuer and the Guarantor under the Senior Debt Securities Indenture and this Security and all documents delivered in the name of the Issuer or the Guarantor, as the case may be, in connection therewith shall not be deemed a waiver of any rights or powers of the Issuer or the Guarantor or their respective directors or shareholders under the Issuer’s or the Guarantor’s respective Memorandum and Articles of Association.
     All terms used in this Security that are defined in the Senior Debt Securities Indenture shall have the meanings assigned to them in the Senior Debt Securities Indenture.
     The Senior Debt Securities Indenture and the Securities, including this Security, shall be governed by and construed in accordance with the law of the State of New York.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused “CUSIP” numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby
sells, assigns and transfers unto
PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

the within Security of the company and                      hereby does irrevocably constitute and appoint

attorney to transfer said Security on the books of the within-named company with full power of substitution in the premises.
Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.
Signature Guaranteed:

NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” that is a member or participant in a “signature guarantee program” (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Program).